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                                                            Exhibit 10(n)



                         EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made as of the Effective Date between UHC Management Company, Inc. (the "Company") and David A. George ("Executive").

                              RECITALS:

     The Board of Directors of the Company (the "Board of Directors") recognizes that outstanding management of the Company is essential to advancing the best interests of the Company, its shareholders and its subsidiaries. The Company desires to employ Executive and Executive has agreed to be employed by the Company under the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings contained in this Agreement, the parties agree as follows:

     1. EMPLOYMENT. The Company will employ Executive, and Executive accepts employment by the Company, for the period beginning on the date the proposed merger transaction between United HealthCare Corporation and The MetraHealth Companies ("Metra") closes ("Effective Date") and ending on December 31, 1998 (the "Employment Period"), according to the terms of this Agreement. This Agreement shall never be of any effect in the event the proposed merger transaction does not close.

     2.   DUTIES.

          (a) The Company and Executive agree that during the Employment Period Executive will have such authority and perform such executive duties as are commensurate with his position. Executive will support the Chief Executive Officer of the Company in carrying out his responsibilities as Chief Executive Officer.

          (b) Executive (i) will devote his knowledge, skill and best efforts on a full-time basis to performing his duties and obligations to the Company (with the exception of absences on account of illness or vacation in accordance with the Company's policies and civic and charitable commitments not involving a conflict with the Company's business), and (ii) will comply with the directions and orders of the Board of Directors and Chief Executive Officer of the Company with respect to the performance of his duties.

     3.   COMPENSATION AND BENEFITS.

          (a) During the Employment Period, the Company will pay to Executive the following salary and incentive awards for services rendered to the Company:

               (i) An annualized base salary of not less than $300,000. Executive's performance will be evaluated at least annually and annual increases in Executive's base salary will be considered based on Executive's performance.

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               (ii) Executive shall be eligible to participate in the
          Company's management incentive compensation plan in accordance with the terms and conditions of that plan. Executive's management incentive plan target will be 100% of his base salary. For calendar year 1995 Executive shall be paid whatever incentive compensation he would have received under his employment agreement with Metra, which for 1995 will not be less than $181,000.

          (b) During the Employment Period, Executive will be eligible to participate in a similar manner as other senior executives of the Company in such employee benefit plans and programs as may be established and maintained by the Company for its senior management employees.

          (c) Executive shall be eligible to participate in the Company's stock option and stock grant plans in accordance with the terms and conditions of those plans.

     4.   TERMINATION OF EMPLOYMENT.

          (a) BY THE COMPANY WITHOUT CAUSE. If the Company terminates Executive's employment without Cause (as defined in paragraph (c) below) during the Employment Period, the Company will pay Executive severance pay as follows:

               (i) (A) If the Company terminates Executive's employment without Cause on or before November 14, 1995, Executive will receive severance pay equal to two years of both base salary and management incentive plan payments, plus a prorated management incentive plan payment for the fraction of the management incentive plan payment period ending on Executive's termination of employment and any management incentive plan payments remaining unpaid from the preceding year under the terms of the management incentive plan. The severance pay will be paid over a two year period in equal biweekly installments.

                    (B) If the Company terminates Executive's employment without Cause after November 14, 1995, Executive will receive severance pay equal to one year of both base salary and management incentive plan payments, plus a prorated management incentive plan payment for the fraction of the management incentive plan payment period ending on Executive's termination of employment and any management incentive plan payments remaining unpaid from the proceeding year under the terms of the management incentive plan. The severance pay will be paid over a one year period in equal biweekly installments.

               (ii) The Company will continue coverage under the Company's group health plan for Executive and his eligible dependents for the period during which Executive is entitled to receive severance benefits pursuant to (i). Notwithstanding the foregoing, if the Company determines that giving such continued coverage could adversely affect the tax qualification or tax treatment of a benefit plan, or otherwise have adverse legal ramifications to the Company, the Company may reimburse Executive for the cost of COBRA coverage for himself and his eligible dependents, and if Executive's severance

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          payments extend beyond the period of his COBRA coverage, pay
          Executive a lump sum cash amount that reasonably approximates the after-tax value to Executive of the balance of his continued coverage through the severance payment period, in lieu of giving credit and continued coverage.

               (iii) Any unvested stock options or grants awarded
          Executive shall continue to vest for a period of two years from the last day of Executive's employment, in accordance with those grants' or options' pre-established vesting schedule.

               (iv) For purposes of subparagraphs (i) and (ii), Executive's annual base salary will be calculated at the highest rate in effect for Executive at any time during the twelve month period preceding the time of his termination of employment, and Executive's management incentive payment will be calculated at a rate equal to the management incentive payment paid or payable to Executive for the fiscal year preceding his termination of employment.

          (b) BY EXECUTIVE FOR GOOD REASON. If Executive voluntarily terminates employment with the Company during the Employment Period for Good Reason (as defined in this subsection (b)), Executive will be entitled to receive the benefits described in subsection (a) for termination by the Company without Cause. Subject to the provisions of this subsection (b), these benefits will be provided if Executive voluntarily terminates employment after (i) the Company reduces Executive's base salary from the level in effect during the preceding fiscal year, (ii) Executive is not in good faith considered for management incentive payments as described in
Section 3 (a)(ii), (iii) the Company fails to provide benefits as required by
Section 3 (b), (iv) the Company demotes Executive to a position that is not a senior management position of comparable scope and responsibility (other than on account of Executive's disability, as defined in Section 5 below) or (v) the Company relocates Executive's place of employment to a location more than 100 miles from Reston, Virginia. In order for this subsection (b) to be effective: (1) Executive must give written notice to the Company indicating that Executive intends to terminate employment under this section (b), (2) Executive's voluntary termination under this subsection must occur within 60 days after he has actual knowledge of an event described in clause (i), (ii),
(iii), (iv) or (v) above, or within 60 days after the last in a series of such events, and (3) the Company must have failed to remedy the event describe in clause (i), (ii), (iii), (iv) or (v), as the case may be, within 30 days after receiving Executive's written notice. If the Company remedies the event described in clause (i), (ii), (iii), (iv) or (v), as the case may be, within 30 days after receiving Executive's written notice, Executive may not terminate employment under this subsection (b) on account of the event specified in Executive's notice.

          (c) BY THE COMPANY FOR CAUSE OR THE EXECUTIVE WITHOUT GOOD REASON. If Executive's employment is terminated by the Company for Cause or if Executive voluntarily terminates employment without Good Reason, as described in subsection (b) above, this Agreement will immediately terminate. For purposes of this Agreement, the term "Cause" means (i) the repeated material failure or refusal of Executive to follow the reasonable directions of Company's Board of Directors or Executive's supervisor or to adequately perform any duties reasonably required by Company, (ii) material violations of Company's Code of Conduct or (iii) the commission of any criminal act or act of fraud or dishonesty by Executive in connection with Executive's employment by Company. In the event that Company terminates Executive's employment under subsection (i) of this Cause definition, Company shall specify in the notice of termination the basis for Cause. If the Cause described in the notice is cured to Company's reasonable

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satisfaction prior to the end of the 30 day notice period, the notice of termination of employment shall be withdrawn.

          (d) Notwithstanding the foregoing, the amount of severance benefits under this Agreement will be reduced by 80% of any compensation earned by Executive from another employer (including self-employment) if Executive is employed by another employer (including self-employment) during the period which Executive receives severance benefits.

          (e) The amounts under this Agreement will be paid in lieu of severance benefits under any severance plan or program maintained by the Company.

     5.   DISABILITY OR DEATH.

          (a) If Executive becomes disabled (as defined below) during the Employment Period while he is employed by the Company, Executive shall be entitled to receive continued base salary at the annual rate in effect on the date of his disability during the remaining Employment Period while he remains disabled, including a prorated management incentive payment for the fraction of the management incentive payment measuring period ending on the date of Executive's disability, plus any management incentive payment remaining unpaid from the preceding year under the terms of the management incentive plan. These payments shall be reduced by any amounts that Executive receives from Company paid for disability insurance, his compensation from other employment, or from worker's compensation, Social Security or governmental programs relating to disability. Except as provided in this
Section 5, all of the rights and benefits of Executive under this Agreement shall cease immediately upon the date of Executive's disability, except that Executive shall receive any management incentive payment remaining unpaid from the preceding year under the terms of the management incentive plan.
The term "disability" means a condition, resulting from mental or physical incapacity, bodily injury or disease, that renders, and for a six consecutive month period has rendered, Executive unable to perform any and every duty pertaining to his employment with the Company. A return to work of less than 14 consecutive days will not be considered an interruption in Executive's six consecutive months of disability. Disability will be determined by the Company on the basis of medical evidence satisfactory to the Company.

          (b) If Executive dies during the Employment Period while he is employed by the Company, the Company will pay to the personal representative of Executive's estate Executive's base salary for the month in which his death occurs, plus a prorated management incentive payment for the fraction of the management incentive payment measuring period ending on the date of Executive's death, plus any management incentive payment remaining unpaid from any preceding year under the terms of the management incentive plan. Insofar as practicable, the prorated management incentive payment will be paid within 90 days after the end of the management incentive payment measuring period. Except for the foregoing payments, this Agreement terminates on the date of Executive's death.

          (c) Except as provided in (a) above, the foregoing benefits will be provided in addition to any death and other benefits provided under any Company benefit plan in which Executive participates.

     6. CONFIDENTIAL INFORMATION. Executive agrees that during and after the term of this Agreement Executive shall keep confidential all confidential information and trade secrets of the Company, or any subsidiaries or affiliates of the Company and shall not disclose such information to any person

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without the prior approval of the Company, or use such information for any purpose other than in the course of fulfilling his duties pursuant to this Agreement. Upon termination of this Agreement, Executive shall return any documents, records, data, books or materials of or pertaining to the Company or its subsidiaries or affiliates in his possession or control and any of his work papers in his possession or control containing confidential information or trade secrets. The Company acknowledges that Executive already has substantial experience and expertise in the health insurance and managed health care business, and use of that experience and expertise in other employment will not be deemed a violation of this Agreement.

     7.   NON-COMPETITION.

          (a) Executive agrees that (i) until the expiration of the Employment Period under Section 1, and (ii) for a period of two years after the last day of Executive's employment if Executive's employment is terminated by the Company without Cause (as provided in Section 4(a)) or Executive voluntarily terminates his employment for Good Reason (as provided in Section 4(b)), in either case on or before November 14, 1995, or for a period of one year if the termination occurs after November 14, 1995, Executive agrees not to engage, directly or indirectly (whether as officer, director, employee, consultant or by ownership or otherwise) in a competitive business in the Company's market area.

          (b) Executive agrees that if (i) Executive's employment is terminated by Company for Cause, (ii) Executive terminates his employment without Good Reason, or (iii) upon termination of this agreement at the end of the term, Company shall have the option of electing to pay Executive the periodic payments set forth in Section 4 (a) (i) for up to one year and that if Company so elects, Executive agrees not to engage, directly or indirectly (whether as officer, director, employee, consultant or by ownership or otherwise) in a competitive business in the Company's market area for so long as Company is making those periodic payments to Executive.

          (c) Notwithstanding the foregoing, nothing in this Agreement shall prohibit or penalize the ownership by Executive of investments in shares of a competitive business that are registered under Section 12 of the Securities Exchange Act of 1934 and constitute, together with all such investments owned by any immediate family member of affiliate of, or person acting in concert with, Executive, less than 5% of the outstanding registered investments in such business. As used herein, the term "competitive business" means a business entity that markets health insurance, managed health care, health maintenance organizations, or the administration of health insurance programs, and the term "market area" means any state or possession in which the Company is engaged in business on the date of the Executive's termination of employment.

     8. NONSOLICITATION. Executive agrees that (i) during the Employment Period, and (ii) for the longer of a one-year period after Executive's termination of employment for any reason, and any period with respect to which the Company is required to make payments pursuant to Section 4(a) or 4(b) or elects to make payments pursuant to Section 7(b), Executive will not
(a) induce or attempt to induce, directly or indirectly, any of the Company's employees to terminate their employment with the Company nor (b) solicit the sale of any product or service that constitutes a competitive business to any entity which on the date of Executive's termination of employment was purchasing (or with which substantial negotiations were then in progress for the purchase of) the Company's services or products.

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     9.   INDEMNIFICATION.  The Company will pay all reasonable fees and expenses, if any, (including, without limitation, legal fees and expenses) that are incurred by Executive to enforce this Agreement and that result from an actual or threatened breach of this Agreement by the Company.

     10. PAYMENT OF COMPENSATION AND TAXES. All amounts payable under this Agreement (other than stock-related compensation, which will be paid according to the terms of the Company's stock incentive plan) will be paid in cash, subject to required income and payroll tax withholdings.

     11. ASSIGNMENT. The rights and obligations of the Company under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of the Company. If the Company is consolidated or merged with or into another corporation, or if another entity purchases all or substantially all of the Company's assets, the surviving or acquiring corporation will succeed to the Company's rights and obligations under this Agreement. Executive's rights under this Agreement may not be assigned or transferred in whole or in part, except that the personal representative of Executive's estate will receive any amounts payable under this Agreement after the death of Executive. The Company may arrange for one or more of its affiliates to act as the Company for purposes of administering and providing Executive's compensation and benefits under this Agreement.

     12. RIGHTS UNDER THE AGREEMENT. The right to receive benefits under this Agreement will not give Executive any proprietary interest in the Company or any of its assets. Benefits under the Agreement will be payable from the general assets of the Company, and there will be no required funding of amounts that may become payable under the Agreement. Executive will for all purposes be a general creditor of the Company. The interest of Executive under the Agreement cannot be assigned, anticipated, sold, encumbered or pledged and will not be subject to the claims of Executive's creditors. The foregoing provisions of this Section 12 shall not apply to the extent (if any) that they conflict with the rights of the Executive under the stock option plans referred to in Section 3(c).

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Company and Executive with respect to the matters referred to herein and supersedes all prior agreements and understandings between Executive and the Company or any affiliate of the Company, including Metra, except as specifically noted herein, with respect to the employment of Executive after the Effective Date and any other matters referred to herein.

     14. NOTICE. Any written notice required to be given by one party to the other party hereunder shall be deemed effective if mailed by registered mail:

     To the Company c/o:

          UHC Management Company, Inc.
          9900 Bren Rd E
          Minnetonka, MN 55343

          Attention: Vice President Human Resources with a copy to: General Counsel

     To Executive at:

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          12522 Knollbrook Dr.
          Clifton, VA 22024

or such other address as may be stated in notice given under this Section 14.

     15. DISPUTE RESOLUTION AND REMEDIES. Any dispute arising between the parties relating to this Agreement or to Executive's employment by Company shall be resolved by binding arbitration pursuant to the Rules of the American Arbitration Association. In no event may the arbitration be initiated more than one year after the date one party first gave written notice of the dispute to the other party. The arbitrators shall interpret and construe this Agreement pursuant to controlling law but may not in any case award any punitive or exemplary damages. The parties acknowledge that Executive's failure to comply with the Confidentiality, Nonsolicitation and Non-Competition provisions of this Agreement will cause immediate and irreparable injury to Company and that therefore the arbitrators, or a court of competent jurisdiction if an arbitration panel cannot be immediately convened, will be empowered to provide injunctive relief, including temporary or preliminary relief, to restrain any such failure to comply.

     16. MISCELLANEOUS. To the extent not governed by federal law, this Agreement will be construed in accordance with the laws of the State of Minnesota, without reference to its conflict of law rules. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and the writing is signed by Executive and the Company. A waiver of any breach of or compliance with any provision or condition of this Agreement is not a waiver of similar or dissimilar provisions or conditions. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement.

          WITNESS the following signatures.

                              UHC Management Company, Inc.


Dated               6/25/95             By:  /S/KEVIN H. ROCHE
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                                           Executive

Dated               6/25/95                  /S/ DAVID A. GEORGE
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